                                 CERTIFICATE OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          ADC TELECOMMUNICATIONS, INC.

We, the undersigned, being respectively the President and Secretary of ADC Telecommunications, Inc., do hereby certify that the following Restated Articles of Incorporation of the Company were authorized by a resolution approved by the Board of Directors on May 24, 1988 and correctly set forth without change the corresponding provisions of the articles as previously amended. The
Restated Articles of Incorporation of ADC Telecommunications, Inc. stated below shall supersede and take the place of its existing Articles of Incorporation and all amendments thereto.

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          ADC TELECOMMUNICATIONS, INC.

1.   The name of this corporation shall be "ADC Telecommunications, Inc."

2. The address of the registered office of this corporation in Minnesota is 5501 Green Valley Drive, Minneapolis, Hennepin County, Minnesota 55437.

3. The aggregate number of shares which this corporation shall have authority to issue is 60,000,000 shares, divided into 50,000,000 shares of Common Stock, par value $.20 per share, and 10,000,000 shares of Preferred Stock, no par value.

     (a) COMMON STOCK. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends payable either in cash, in property or in shares of the capital stock of the corporation. Each holder of record of the Common Stock shall have one vote for each share of Common Stock registered in his name on the books of the corporation and entitled to vote. The Common Stock shall have no special powers, preferences or rights, or qualifications, limitations or restrictions thereof.

     (b) PREFERRED STOCK. Shares of Preferred Stock may be issued from time to time in one or more series as the Board of Directors may determine, as hereinafter provided. The

Board of Directors is hereby authorized, by resolution or resolutions, to provide from time to time for series of Preferred Stock out of the shares of Preferred Stock not then allocated to any series of Preferred Stock. Before any shares of any such series of Preferred Stock are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, including, without limiting the generality of the foregoing, any of the following provisions with respect to which the Board of Directors shall determine to make affirmative provision:

             (i) The designation and name of such series and the number of shares that shall constitute such series;

             (ii) The annual dividend rate or rates payable on shares of such series, the date or dates from which such dividends shall commence to accrue and the dividend payment dates for such dividends;

             (iii) Whether dividends on such series are to be cumulative or noncumulative, and the participating or other special rights, if any, with respect to the payment of dividends;

             (iv) Whether such series shall be subject to redemption and, if so, the manner of redemption, the redemption price or prices and the terms and conditions on which shares of such series may be redeemed;

             (v) Whether such series shall have a sinking fund or other retirement provisions for the redemption or purchase of shares of such series and, if so, the terms and amount of such sinking fund and other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on, or the making of sinking fund or other like retirement provisions for, shares of any other series or over dividends on the Common Stock;

             (vi) The amounts payable on shares of such series on voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation or winding up of the affairs of the corporation and the extent to which such payment shall have priority over the payment of any amount on voluntary or involuntary dissolution, liquidation or winding up of affairs of the corporation, on shares of any other series or on the Common Stock;

             (vii) The terms and conditions, if any, on which shares of such series may be converted into, or exchanged for, shares of any other series or the Common Stock;

             (viii) The extent of the voting powers, if any, of the shares of such series;

             (ix) The stated value, if any, for the shares of such series, the consideration for which shares of such series may be issued and the amount of such consideration that shall be credited to the capital account; and

             (x) Any other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series.


             The Board of Directors is expressly authorized to vary the provisions relating to the foregoing matters among the various series of Preferred Stock.

             All Shares of the Preferred Stock of any one series shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be payable and, if cumulative, shall cumulate.

             Shares of any series of Preferred Stock that shall be issued and thereafter acquired by the corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange or otherwise, shall upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued shares of Preferred Stock and may be reissued as part of such series or as part of any other series of Preferred Stock. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law.

     In case the number of shares of any such series of Preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued shares of Preferred Stock undesignated as to series.

4.   The shareholders of this corporation:

     (a) shall have no pre-emptive rights to subscribe to any issue of shares of any class of this corporation now or hereafter made; and

     (b)     shall have no right to cumulate votes in the election of directors.

5.1 Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than 80% of the outstanding shares of "Voting Stock" (as hereinafter defined) of the corporation shall be required for the approval of any "Business Combination" (as hereinafter defined) with any "Related Person" (as hereinafter defined) involving the corporation or the approval or authorization by the corporation in its capacity as a shareholder of any Business Combination involving a "Subsidiary" (as hereinafter defined) which requires the approval or authorization of the shareholders of the Subsidiary; provided, however, that the 80 percent voting requirement shall not be applicable if:

     (a) The "Continuing Directors" (as hereinafter defined) by a majority vote have expressly approved the Business Combination; or


     (b) The Business Combination is a merger, consolidation, exchange of shares or sale of all or substantially all of the assets of the corporation and the cash or fair market value of the property, securities or other consideration to be received per share by holders of common stock of the corporation other than the Related Person is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and like distributions), paid by the Related Person in acquiring any of its holdings of the corporation's common stock.

5.2 For the purpose of this Article 5:

     (a)     The term "Business Combination" shall mean:

             (i) any merger or consolidation of the corporation or a Subsidiary with or into a Related Person;

             (ii) any exchange of shares of the corporation or a Subsidiary for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of the corporation entitled to vote or the affirmative vote of the corporation, in its capacity as a shareholder of the Subsidiary;

             (iii) any sale, lease, exchange, transfer or other disposition (in one transaction or in a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the corporation (including without limitation any voting securities of a Subsidiary) or of a Subsidiary, to or with a Related Person;

             (iv) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to or with the corporation or a Subsidiary;

             (v) the issuance to a Related Person of any securities (except pursuant to stock dividends, stock splits or similar transactions which would not have the effect of increasing the proportionate voting power of a Related Person) of the corporation or of a Subsidiary (except pursuant to a pro rata distribution to all holders of common stock of the corporation);

             (vi) any recapitalization or reclassification that would have the effect of increasing the voting power of a Related Person; and

             (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

     (b) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on January 16, 1984 by Rule
     12b-2 under the Securities Exchange Act of 1934), "Beneficially Owns" (as defined on January 16, 1984 by Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 15 percent or more of the outstanding

     Voting Stock of the corporation, and any Affiliate or Associate (other than the corporation, or a wholly-owned subsidiary of the corporation) of any such individual, corporation, partnership or other person or entity.

     (c) The term "Substantial Part" shall mean more than 30 percent of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

     (d) Without limitation, any shares of common stock of the corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

     (c) The term "Subsidiary" shall mean any corporation, a majority of the equity securities of any class of which are owned by the corporation, by another Subsidiary, or in the aggregate by the corporation and one or more of its Subsidiaries.

     (f) The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

     (g) The term "Continuing Director" shall mean (i) a director who was a member of the Board of Directors of the corporation either on January 16, 1984 or immediately prior to the time that any Related Person involved in the Business Combination in question became a Related Person or (ii) any person becoming a director whose election, or nomination for election by the corporation's shareholders, was approved by a vote of a majority of the Continuing Directors; provided, however, that in no event shall a Related Person involved in the Business Combination in question be deemed to be a Continuing Director.

5.3 For the purposes of this Article 5 the Continuing Directors by a majority vote shall have the power to make a good faith determination, on the basis of information known to them of: (i) the number of shares of Voting Stock of the corporation that any person or entity Beneficially Owns; (ii) whether a person or entity is an Affiliate or Associate of another; (iii) whether the assets subject to any Business Combination constitute a Substantial Part; (iv) whether any business transaction is one in which a Related Person has an interest; (v) whether the cash or fair market value of the property, securities or other consideration to be received per share by holders of common stock of the corporation other than the Related Person in a Business Combination is an amount at least equal to the highest per share price paid by the Related Person; and (vi) such other matters with respect to which a determination is required under this Article 5.

5.4 The provisions set forth in this Article 5 may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of Voting Stock of this corporation.

6.1 The number of directors may be increased or decreased from time to time by a resolution adopted by the holders of at least 80 percent of the shares of outstanding "Voting Stock" (as defined in Article 5 hereof) of the corporation entitled to vote (unless the proposed increase or decrease has been expressly approved by a majority vote of all members of the Board of Directors in which case such an increase or decrease shall be approved by the holders of a majority of the shares of outstanding Voting Stock of the corporation) or such number may be increased by the majority vote of all members of the Board of Directors. The directors shall be divided into three classes as equal in number as possible.

     At each regular meeting of the shareholders following the 1984 regular shareholders' meeting (at which meeting the directors were divided into three classes with directors in the first class, second class and third class elected to serve until the regular meetings of shareholders held in 1985, 1986 and 1987, respectively), each director elected to succeed a director whose term has expired shall hold office until the third succeeding regular meeting of the shareholders after such director's election and until such director's successors have been duly elected and qualified, or until the earlier death, resignation, removal or disqualification of such director. In case of any increase or decrease in the number of directors, the increase or decrease shall be distributed among the several classes as equally as possible as shall be determined by a majority vote of all members of the Board of Directors or by the holders of at least 80 percent of the shares of outstanding Voting Stock of the corporation.

6.2 Vacancies in the Board of Directors of this corporation occurring by reason of death, resignation, removal or disqualification shall be filled for the unexpired term by a majority of the remaining directors, even though less than a quorum. Vacancies resulting from newly created directorships resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the remaining directors. Each director elected to fill a vacancy shall hold office until a qualified successor is elected by the shareholders at their next regular meeting. At such next regular meeting, the shareholders shall elect a director to fill the remainder of any unexpired term for which a director has been elected to fill a vacancy by the Board of Directors.


6.3 Any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the shareholders holding 80 percent of the shares of outstanding Voting Stock (unless the removal has been expressly approved by the majority vote of all members of the Board of Directors in which case the removal shall require the affirmative vote of the shareholders holding a majority of the outstanding shares of Voting Stock of the corporation). A director named by the Board of Directors to fill a vacancy may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the remaining directors if the shareholders have not elected directors in the interim between the time of the appointment to fill such vacancy and the time of removal. In the event that any one or more directors or the entire Board is removed at a shareholders' meeting, a new director or new directors shall be elected at the same meeting.

6.4 No provision of this Article 6 may be repealed or amended in any respect except by the affirmative vote of the holders of not less than 80 percent of the outstanding shares of Voting Stock of the corporation (unless the proposed repeal or amendment has been expressly approved by a majority of all members of the Board of Directors in which case such a repeal or amendment shall be approved by the holders of a majority of the outstanding shares of Voting Stock of the corporation).

7. A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Sections 302A.559 or 80A.23 of the Minnesota Statues; (iv) for any transaction from which the director derived an improper personal benefit; or (v) for any act or omission occurring prior to the date when this Article 7 became effective.

     Any repeal or modification of the foregoing provisions of this Article 7 shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, we have hereunto subscribed our hands and affixed the seal of the corporation this 24th day of May, 1988.


                                             /s/Charles M. Denny, Jr.
                                        ---------------------------------
                                                Charles M. Denny, Jr.
                                                     President


                                             /s/Kathie Mikucki
                                        ---------------------------------
                                                Kathie Mikucki
                                                Secretary

STATE OF MINNESOTA   )
                     ) ss
COUNTY OF HENNEPIN   )

     On this 24th day of May, 1988, before me, a Notary Public within and for said County, Personally appeared Charles M. Denny, Jr. and Kathie Mikucki, to me personally known, who, being each by me duly sworn, did say that they are respectively the President and Secretary of ADC Telecommunications, Inc., the corporation named in the foregoing instrument; that the seal affixed to the instrument is the corporate seal of the corporation, that the instrument was signed and sealed in behalf of the corporation by authority of its shareholders; and they acknowledged the instrument to be the free act and deed of the corporation.

                                              /s/ Mary M. Murphy
                                        ---------------------------------
                                                Notary Public


                                                  MARY M. MURPHY
                                             NOTARY PUBLIC - MINNESOTA
                                                  HENNEPIN COUNTY
                                        My Commission Expires Jan. 6, 1993

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED MAY 27, 1988

Joan Anderson Growe
Secretary of State

                               STATE OF MINNESOTA
                               SECRETARY OF STATE

                              Certificate of Merger

     I, Joan Anderson Growe, Secretary of State of Minnesota, do certify that:
An Agreement and Plan of Merger between the following corporations has been approved pursuant to the procedures required by the chapter indicated. The Agreement and Plan of Merger was filed in this office on this date. Each of the merging corporations have been merged into the surviving corporation listed below on the effective date listed below.

     Merger Filed Pursuant to Minnesota Statues, Chapter: 302A

     State of Incorporation and Names of Merging Corporations:

     MN: Data Search Inc.

     MN: ADC Telecommunications, Inc.

     State of Incorporation and Name of Surviving Corporation:

     MN: ADC Telecommunications, Inc.

     Effective Date of Merger: January 11, 1989

     Name of Surviving Corporation After Effective Date of Merger:

     ADC Telecommunications, Inc.

     The surviving corporation, if a non-Minnesota corporation qualified to do business in Minnesota.

     This certificate has been issued on: January 11, 1989

                                                          /s/Joan Anderson Growe
                                          --------------------------------------
                                                              Secretary of State

                               ARTICLES OF MERGER

Pursuant to the provisions of the Minnesota Business Corporation Act, the undersigned corporations adopt the following articles of merger for the purpose of merging Data Search, Inc. into ADC Telecommunications, Inc.:

     1. The following plan of merger was approved by the undersigned corporations in the manner prescribed by the Minnesota Business Corporation Act:

                  (a) This Plan of Merger is for the merger of Data Search, Inc. into ADC Telecommunications, Inc., the latter being the surviving corporation;

                  (b) At the time of merger all shares of Data Search, Inc. which are currently issued and outstanding, 100,000 shares of common, will be cancelled;

                  (c) No payment will be made to any of the shareholders for said cancellation of shares because there are no assets of value in Data Search, Inc., the consideration to all the shareholders being the elimination of the shell corporation so as to ease personal and corporate accounting burdens;

                  (d) There will be no amendments to the articles of ADC Telecommunications, Inc. as a result of this merger.

     2. A vote of the shareholders of ADC Telecommunications, Inc. is not required by virtue of section 302A.613, Subdivision 3 of the Minnesota Business Corporation Act. With regard to Data Search, Inc., the number of shares outstanding and entitled to vote on such plan are 100,000 shares and 95,000 shares were represented either in person or by proxy at a special meeting of the shareholders to consider such plan and all such shares represented at such meeting were voted in favor of such plan.

                            Dated September 28, 1988

                           ADC TELECOMMUNICATIONS, INC.

By /s/Charles M. Denny, Jr.
   -------------------------------
Charles M. Denny, Jr.
Chief Executive Officer

By /s/Kathy J. Mikucki
   -------------------------------
Kathy J. Mikucki
Secretary

STATE OF MINNESOTA)
                  : SS.
COUNTY OF HENNEPIN)

     On this 28th day of September, 1988, before me appeared CHARLES M. DENNY, JR. and KATHIE J. MIKUCKI, to me personally known, who, being by me duly sworn, did say that they are the chief executive officer and secretary, respectively, of ADC Telecommunications, Inc.; that the foregoing articles of merger was executed on behalf of the corporation by authority of its board of directors; and that the execution of such articles was the free act and deed of the corporation.

                                                      /s/ Connie M. Carlson
                                                --------------------------------
CONNIE M. CARLSON                                         Notary Public
NOTARY PUBLIC - MINNESOTA
HENNEPIN COUNTY
My Commission Expires Dec. 10, 1992

                               DATA SEARCH, INC.

By /s/LeRoy J. Morgan                           By /s/Kathie J. Mikucki
   -------------------------------------           -----------------------------
LeRoy J. Morgan                                 Kathie J. Mikucki
Vice President                                  Secretary

STATE OF MINNESOTA)
                  : SS.
COUNTY OF HENNEPIN)


     On this 28th day of September, 1988, before me appeared LeROY J. MORGAN and KATHIE J. MIKUCKI, to me personally known, who, being by me duly sworn, did say that they are the vice president and secretary, respectively, of Data Search, Inc.; that the foregoing articles of merger was executed on behalf of the corporation by authority of its board of directors; and that the execution of such articles was the free act and deed of the corporation.

                                                      /s/Connie M. Carlson
                                                --------------------------------
                                                          Notorary Public

                                                         STATE OF MINNESOTA
                                                         DEPARTMENT OF STATE
CONNIE M. CARLSON                                               FILED
NOTARY PUBLIC - MINNESOTA                                    JAN 11 1989
HENNEPIN COUNTY                                        /s/ Joan Anderson Growe
My Commission Expires Dec. 10, 1992                        Secretary of State

                               State of Minnesota
                        Office of the Secretary of State

                               NOTICE OF CHANGE OF
                   REGISTERED OFFICE - REGISTERED AGENT OR BOTH
                                       BY

- --------------------------------------------------------------------------------
Name of Corporation
ADC Telecommunications, Inc.
- --------------------------------------------------------------------------------

Pursuant to Minnesota Statutes, Section 302A.123, 303.10, 317.19, 317A.123 or 308A.025 the undersigned hereby certifies that the Board of Directors of the above named Corporation has resolved to change the corporation's registered office and/or agent to:

- --------------------------------------------------------------------------------
Agent's           If you do not wish to designate an agent, you must list "NONE"
Name              in this box DO NOT LIST THE CORPORATE NAME
                  None
- --------------------------------------------------------------------------------
Address             (You may not list a P.O. Box, but you may list a rural route and box number.)
(No & Street)       4900 West 78th Street
- --------------------------------------------------------------------------------
                    City                          County          MN       Zip
                    Minneapolis                   Hennepin                 55435
- --------------------------------------------------------------------------------
Mailing Address     (If different then address above-P.O. Box is acceptable) Do
                    NOT list a different street address or location

- --------------------------------------------------------------------------------
                    City                          County          MN       Zip

- --------------------------------------------------------------------------------
The new address may not be a post office box. It must be a street address, pursuant to Minnesota Statutes, Section 302A.011, Subd 3,303.02, Subd 5,317.02 Subd 13,317A.01 Subd 2.

     This change is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State, in this box:
                                    9/3/91

I certify that I am authorized to execute this certificate and I further certify that I understand that by signing this certificate I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this certificate under oath.

Name of Officer or Other Authorized Agent of Corporation
Kathie J. Mikucki

Signature
/s/Kathie J. Mikucki

Title of Officer
Secretary

Date
9/11/91


Do not write below this line. For Secretary of State's use only.
- --------------------------------------------------------------------------------
Receipt Number
633406

File Data

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
SEP 13 1991
/s/Joan Anderson Growe
Secretary of State

Filing Fee  $35.00

Return to   Business Services Division
            Office of the Secretary of State
            180 Sate Office Building
            St. Paul, MN  55155
            (612) 296-2803

Make checks payable to Secretary of State

STATE OF MINNESOTA
DEPARTMENT OF STATE

  I hereby certify that this is a
true and complete copy of the
document as filed for record in
this office.

  DATED Mar 8      19 94
        ----------   ---

/s/ Joan Anderson Growe
- -----------------------
    Secretary of State

  BY  /s/ M. Meek
     ------------------

                              ARTICLES OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          ADC TELECOMMUNICATIONS, INC.


          The undersigned, the Vice President, Chief Financial Officer of ADC Telecommunications, Inc., a Minnesota corporation (the "Company"), hereby certifies that:

     1.   The name of the Company is ADC Telecommunications, Inc.

     2.   The Company is a Minnesota corporation.

     3. The following sentence, replacing in its entirety the first sentence of Article 3 of the Company's Restated Articles of Incorporation, contains the full text of the amendment to the Restated Articles of Incorporation of ADC Telecommunications, Inc. approved by the Company's shareholders at its Annual Meeting of Shareholders held on February 22, 1994:

                    The aggregate number of shares which this corporation shall have authority to issue is 110,000,000 shares, divided into 100,000,000 shares of Common Stock, par value $.20 per share, and 10,000,000 shares of Preferred Stock, no par value.

     4. The amendment has been adopted pursuant to Chapter 302A of the Minnesota Business Corporation Act.

          IN WITNESS WHEREOF, the undersigned, Robert E. Switz, the Vice President, Chief Financial Officer of ADC Telecommunications, Inc., being duly authorized on behalf of the Company, has executed this document effective as of the 28th day of February, 1994.



                                    By: /s/Robert E. Switz
                                       ----------------------------------------
                                        Robert E. Switz
                                        Vice President, Chief Financial Officer

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED FEBRUARY 28, 1994

Joan Anderson Growe
Secretary of State